                                                                    Exhibit 10.2

                      FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the "Amendment") is made and entered into as of September 17, 1998, by and between LINCOLN-WHITEHALL PACIFIC, LLC, A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD"), and SHOE INN, INC., DBA SHOE PAVILION, A WASHINGTON CORPORATION ("TENANT"), with reference to the following facts.

                                   RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of October 28, 1996 (the "Lease"), for the leasing of certain premises consisting of approximately 58,028 rentable square feet located at 3200 Regatta Blvd., Unit F, Richmond, California (the "Original Premises") as such Original Premises are more fully described in the Lease.

B. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the addition of certain contiguous space to the Original Premises, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1.   Recitals:  Landlord and Tenant agree that the above recitals are true
          --------
          and correct and are hereby incorporated herein as though set forth in full.

     2.   Premises:
          --------

               2.1 Commencing on January 1, 1999 (the "AP Commencement Date") there shall be added to the Original Premises those certain premises consisting of approximately 34,000 rentable square feet located at 3200 Regatta Blvd., Unit A, Richmond, California (the "Additional Premises"), which Additional Premises are depicted on the site plan attached hereto and made a part hereof as Exhibit A. Tenant hereby acknowledges that the Additional Premises are presently being occupied by IMSI (the "Existing Tenant"). Landlord's delivery to Tenant of possession of the Additional Premises by January 1, 1999 is contingent upon the Existing Tenant vacating the Additional Premises and surrendering possession thereof to Landlord by December 31, 1998. If Landlord cannot deliver to Tenant possession of the Additional Premises broom clean but without the tenant improvements set forth below, on January l, 1999, Landlord shall neither be subject to any liability nor shall the validity of the Lease be affected, provided, the Lease Term applicable to the Additional Premises shall be commence on the date possession is tendered and in no event shall the Expiration Date be extended.

               2.2 For purposes of the Lease, from and after the AP Commencement Date, the "Premises" as defined in Section 1 of the Lease shall mean and refer to the aggregate of the Original premises and the Additional Premises consisting of a combined total of approximately 92,028 rentable square feet located at 3200 Regatta Blvd., Units A and F, Richmond, California. Accordingly, from and after the AP Commencement Date, all references in this Amendment and in the Lease to the term "Premises" shall mean and refer to the Original Premises and the Additional Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the AP Commencement Date, the rentable square footage area of the Premises shall be conclusively deemed to be 92,028 rentable square feet. In addition to the foregoing, it is the parties express intention that the balance of the Term of the Lease for the Original Premises and the Additional Premises be coterminous with the Expiration Date of the initial Term as specified in the Lease and that any option or renewal term described in the Lease shall be applicable to both the Premises and the Additional Premises.

               2.3 Notwithstanding anything to the contrary contained herein or in the Lease, Landlord shall neither be subject to any liability, nor shall the validity of the Lease be affected if Landlord is notable to deliver to Tenant possession of the Additional Premises by the AP Commencement Date. Provided, however, Tenant's obligation to pay Rent on

          * However, if Landlord does not deliver possession of Additional Premises to Tenant by 3/1/99, Tenant shall have the right to terminate its obligation regarding the Additional Premises as set forth in this Amendment.

          the Additional Premises shall commence on the date possession is tendered.

     3.   Base Rent:  The Basic Lease Information and Section 3 of the Lease are
          ---------
          hereby modified to provide that during the Term of the Lease the monthly Base Rent payable by Tenant to Landlord, in accordance with the provisions of Section 3 of the Lease shall be as follows:

                                  Original Premises      Additional Premises     Aggregate Amount of
          Period                  monthly Base Rent      monthly Base Rent       monthly Base Rent
          ------                  -----------------      -----------------       -----------------
          1/1/99-2/28/99          $19,149.24             $11,560.00              $30,709.24
          3/1/99-12/31/99         $19,729.52             $11,560.00              $31,289.52
          1/1/00-2/28/00          $19,729.52             $11,900.00              $31,629.52
          3/1/00-12/31/00         $20,309.80             $11,900.00              $32,209.80
          1/1/01-2/28/01          $20,309.80             $12,240.00              $32,549.80
          3/1/01-2/28/02          $20,890.08             $12,240.00              $33,130.08

          The initial monthly Base Rent for any extended or option term shall be determined in accordance with Addendum 2 to the Lease for both the Original Premises and Additional Premises.

     4.   Condition of the Additional Premises:  Subject to the provisions of
          ------------------------------------
          Section 2 above, on the AP Commencement Date Landlord shall deliver to Tenant possession of the Additional Premises in its then existing condition and state of repair, "AS IS", without any obligation of landlord to remodel, improve or alter the Additional Premises, to perform any other construction or work of improvement upon the Additional Premises, or to provide Tenant with any construction or refurbishing allowance. Notwithstanding the foregoing, Landlord at Landlord's sole cost and expense shall: (I) install two 12' x 12' openings in the demising wall between Units F and A; and (ii) deliver the Premises with the existing HVAC in good working condition.

     5.   Tenant's Share of Operating Expenses:  As of the AP Commencement Date,
          ------------------------------------
          the Lease shall be modified to provide that Tenant's Share of Operating Expenses (as defined in the Basic Lease Information and
          Section 6 of the Lease) shall be increased to 22.35%.

     6.   Tenant's Share of Tax Expenses:  As of the AP Commencement Date, the
          ------------------------------
          Lease shall be modified to provide that Tenant's Share of Tax Expenses (as defined in the Basic Lease Information and Section 6 of the Lease) shall be increased to 22.35%.

     7.   Tenants' Share of Utility Expenses:  As of the AP Commencement Date,
          ----------------------------------
          the Lease shall be modified to provide that Tenant's Share of Utility Expenses (as defined in the Basic Lease Information and Section 7 of the Lease) shall be increased to 22.35%.

     8.   Tenant's Share of Common Area Utility Costs:  As of the AP
          -------------------------------------------
          Commencement Date, the Lease shall be modified to provide that Tenant's Share of Common Area Utility Costs (as defined in the Basic Lease Information and Section 7 of the Lease) shall be increased to 22.35%.

     9.   Unreserved Parking Spaces:  As of the AP Commencement Date, the Lease
          -------------------------
          shall be modified to provide that Tenant's Unreserved Parking Spaces (as defined in the Basic Lease Information) shall be increased to 92.

     10.  Insurance:  Tenant shall deliver to Landlord, upon execution of this
          ---------
          Amendment, a certificate of insurance evidencing that the Additional Premises are included within and covered by Tenant's insurance policies required to be carried by Tenant pursuant to the Lease.

     11.  Brokers:  Tenant warrants that it has had no dealings with any real
          -------
          estate broker or agent in connection with the negotiation of this Amendment. If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys' fees and costs.

     12.  Effect of Amendment:  Except as modified herein, the terms and
          -------------------
          conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

     13.  Definitions:  Unless otherwise defined in this Amendment, all terms
          -----------
          not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

     14.  Authority:  Subject to the assignment and subletting provisions of the
          ---------
          Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

     15.  Incorporation:  The terms and provisions of the Lease are hereby
          -------------
          incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

Shoe-Inn, Inc., dba Shoe Pavilion,
a Washington corporation


By:   /s/ Dmitry Beinus
      -----------------------------------

Its:  President, CEO
      -----------------------------------

Date: 9/21/98
      -----------------------------------

By:   /s/ Linda Hickey
      -----------------------------------

Its:  Vice President
      -----------------------------------

Date: 9/21/98
      -----------------------------------


LANDLORD:

Lincoln-Whitehall Pacific, LLC,
a Delaware limited liability company,

By:  LPC MS, Inc.,
     As manager and agent for Lincoln-Whitehall Pacific, LLC


     By:    /s/ illegible
            ---------------------------------
            Senior Vice President

     Date:  _________________________________


If Tenant is a CORPORATION, the authorized officers must sign on behalf of the
               -----------
corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant
                                               ---
secretary, unless the bylaws or a resolution of the board of directors shall
           ------
otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                   EXHIBIT A


                              ADDITIONAL PREMISES


                           [Map of lease premises.]